As filed with the Securities and Exchange Commission on June 23, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OTTAWA SAVINGS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

United States	20-3074627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

925 LaSalle Street Ottawa, Illinois	61350
(Address of Principal Executive Offices)	(Zip Code)

Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan

(Full Title of the Plan)

Gary L. Ocepek

President and Chief Executive Officer

925 LaSalle Street

Ottawa, IL 61350

(Name and address of agent for service)

(815) 433-2525

(Telephone number, including area code, of agent for service)

Copies to:

John Bruno, Esq.

Lord, Bissell & Brook LLP

1717 Pennsylvania Avenue, N.W.

Washington, D.C. 20006

(202) 521-4100

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value per share	152,628.00	$11.75	$1,793,379.00	$192.00	(4)

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that become issuable pursuant to the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Computed pursuant to Rule 457(c) promulgated under the Securities Act, based upon the average of the high and low price of the Common Stock as reported on June 21, 2006.

(3)	Estimated solely for purposes of calculating the registration fee.

(4)	Pursuant to Rule 457(p) of the Securities Act, the $192.00 fee was offset against the filing fee associated with those unsold securities under the Form SB-2 registration statement, SEC file number 333-123455, filed on March 18, 2005.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, AS AMENDED, AND 17 C.F.R. SECTION 230.462.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information for the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan (the “Plan”) specified in Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this registration statement the documents listed below which have previously been filed with the Commission:

1.	The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed March 29, 2006;

2.	The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, filed on May 15, 2006;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 21, 2006, April 4, 2006 and May 23, 2006.

4.	The Registrant’s definitive proxy statement Form DEF 14A filed with the Commission on March 29, 2006; and

5.	The description of the Registrant’s Common Stock, $0.01 par value per share, contained in the Registrant’s Form 8-A filed with the Commission on June 20, 2005, as incorporated by reference to the Registrant’s Form SB-2.

In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents.

ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE PART OF THIS REGISTRATION STATEMENT.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

In accordance with federal law, Article XII of the Registrants Bylaws provides as follows:

The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan (incorporated by reference to the Registrant’s proxy statement filed with the Commission on March 29, 2006).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.01 of the Registrant’s Form SB-2 filed with the Commission on March 18, 2005, as amended).

5.1	Opinion of Lord, Bissell & Brook LLP.

23.1	Consent of McGladrey & Pullen, LLP.

23.2	Consent of Lord, Bissell & Brook LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Illinois on the 21st day of June, 2006.

OTTAWA SAVINGS BANCORP, INC.

By:	/s/ Gary L. Ocepek
Name:	Gary L. Ocepek
Its:	President and Chief Executive Officer

Each person whose signature appears below hereby authorizes Gary L. Ocepek, as attorney-in-fact, to execute in the name of such person and to file this registration statement (including any changes that he may deem necessary or appropriate) and any amendments, including post-effective amendments, hereto.

Signature	Title	Date

/s/ Gary L. Ocepek Gary L. Ocepek	President and Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2006

/s/ Jon L. Kranov Jon L. Kranov	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2006

/s/ James A. Ferrero James A. Ferrero	Director	June 21, 2006

/s/ Keith Johnson Keith Johnson	Director	June 21, 2006

/s/ Arthur C. Mueller Arthur C. Mueller	Director	June 21, 2006

/s/ Daniel J. Reynolds Daniel J. Reynolds	Director	June 21, 2006